                                                                  CONFORMED COPY


                                   AMENDMENT dated as of March 27, 2002 to the Agency Agreement dated June 8, 1999, as amended by the Amendments dated as of October 8, 1999, January 22, 2001, June 15, 2001 and
                                   January 15, 2002 among National Rural
                                   Utilities Cooperative Finance Corporation
                                   (the "Company"), a District of Columbia
                                   cooperative association, Lehman Brothers Inc. (an "Agent"), Banc of America Securities LLC (an "Agent"), Goldman, Sachs & Co. (an "Agent"), J.P. Morgan Securities Inc. (an "Agent") and Merrill Lynch, Pierce, Fenner & Smith Incorporated (an "Agent") (such Agency Agreement, the "Agreement").


            WHEREAS, the parties hereto have entered into the Agreement contemplating the issuance and sale by the Company from time to time of its Medium-Term Notes, Series C (the "Securities");

            WHEREAS, the Agreement was amended as of October 8, 1999, January 22, 2001, June 15, 2001 and as of January 15, 2002 to increase the aggregate principal amount of the Securities permitted to be issued and sold by the Company thereunder;

            WHEREAS, the parties hereto desire to amend the Agreement;

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

            1. The Agreement is hereby amended to include in the definition of "Registration Statement", as contemplated therein in Section 1(a), Registration Statement No. 333-84192 and Amendment No. 1 thereto, previously filed with the Commission and effective as of March 22, 2002, relating to the registration of $6,000,000,000 aggregate principal amount of Securities, and to revise the definition of "Prospectus" to mean the prospectus supplement dated March 25, 2002, relating to the Securities covered by the Agreement, as amended, together with the prospectus contained in such Registration Statement.

            2. The Agreement is hereby amended to provide that the aggregate principal amount of Securities which may be issued and sold from time to time thereunder on or after the date hereof shall be $6,000,000,000.
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                                                                               2


            3. The Agreement is hereby amended to delete from the definition of "Registration Statement", Registration Statement Nos. 333-62048 and 333-73768, and all amendments thereto and supplements thereof, all of the Securities registered thereby having been issued and sold by the Company.

            4. The Agreement is hereby amended to direct all notices to Lehman Brothers Inc. as follows:

            Lehman Brothers Inc.
            745 Seventh Avenue
            New York, NY  10019

            Attention:  Medium Term Note Desk
            Facsimile: (212) 526-9664

            (with a copy to General Counsel)


            5. This Amendment shall become effective only on the satisfaction (or waiver by the Agents) of the conditions in Section 5 of the Agreement with respect to the Closing Date for this Amendment.

            Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof.

            All capitalized terms not defined herein have the meanings assigned to them in the Agreement.
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                                                                               3


            IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be fully executed as of the date first above written.


                              NATIONAL RURAL UTILITIES
                              COOPERATIVE FINANCE CORPORATION

                                by  /s/ Steven L. Lilly
                                    --------------------------------------------
                                    Name:  Steven L. Lilly
                                    Title: Sr. Vice President &
                                            Chief Financial Officer

                              LEHMAN BROTHERS INC.

                                by  /s/ Gregory J. Hall
                                    --------------------------------------------
                                    Name:  Gregory J. Hall
                                    Title: Managing Director

                              BANC OF AMERICA SECURITIES LLC

                                by  /s/ Lily Chang
                                    --------------------------------------------
                                    Name:  Lily Chang
                                    Title: Principal

                              GOLDMAN, SACHS & CO.

                                by  /s/ Goldman, Sachs & Co.
                                    --------------------------------------------
                                    Name: Goldman, Sachs & Co.
                                    Title:

                              J.P. MORGAN SECURITIES INC.

                                by  /s/ Steven Christensen
                                    --------------------------------------------
                                    Name:  Steven Christensen
                                    Title: Vice President

                              MERRILL LYNCH, PIERCE, FENNER
                              & SMITH INCORPORATED

                                by  /s/ Diane Kenna
                                    --------------------------------------------
                                    Name:  Diane Kenna
                                    Title: Authorized Signatory